UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2009
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 19, 2009, Oncothyreon Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agreement”) with Boenning & Scattergood, Inc. (“Boenning”), pursuant to which Boenning agreed to act as the Company’s exclusive placement agent and to use its best efforts to arrange for the sale of 3,878,993 shares of the Company’s common stock and warrants to purchase an additional 2,909,244 shares of common stock in a registered direct public offering (the “Financing”). Assuming the sale of all of the shares of common stock and warrants in the offering, at the closing of the offering the Company will pay Boenning a fee equal to approximately $663,000, or 6% of the gross proceeds from the Financing.
     The securities will be issued pursuant to subscription agreements (the “Subscription Agreements”), by and between the Company and certain investors, pursuant to which the Company agreed to sell an aggregate of 3,878,993 shares of its common stock and warrants to purchase an additional 2,909,244 shares of common stock to such investors. The purchase price per unit, consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock, is $2.85. Pursuant to the Subscription Agreements, the Company will enter into warrant agreements (the “Warrants”) with the investors, pursuant to which the warrants to purchase common stock have an exercise price of $3.92 per share and will be exercisable in accordance with their terms at any time on or after the sixth month and on or before 5:00 p.m., New York time, on the fifth anniversary of the original date of issuance. The net proceeds to the Company from the Financing after deducting placement agent fees and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the Financing, are expected to be approximately $10.2 million. The transaction is expected to close on May 26, 2009, subject to satisfaction of customary closing conditions.
     The foregoing summary descriptions of the material terms of the Placement Agreement, Subscription Agreements and Warrants are qualified in their entirety by reference to such documents which are Exhibits 99.1, 99.2 and 4.1, respectively, and which are incorporated herein by reference.
     The related opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is filed as Exhibit 5.1 hereto.
     The common stock, warrants and common stock issuable upon exercise of the warrants offered in the Financing will be issued pursuant to a prospectus supplement dated May 19, 2009 (the “Prospectus Supplement”) to be filed with the Securities and Exchange Commission on May 20, 2009, together with related base prospectuses, in connection with a takedown from the Company’s shelf registration statement on Form S-3/A (Registration No. 333-149837), which the Securities and Exchange Commission declared effective on August 12, 2008.
     On May 20, 2009, the Company issued a press release announcing the Financing. A copy of the press release is filed as Exhibit 99.3 hereto.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference from Annex A to the free writing prospectus of the Company filed with the SEC on the date hereof).

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of May 19, 2009.

99.1	Placement Agent Agreement, dated as of May 19, 2009, by and between the Company and Boenning & Scattergood, Inc.

99.2	Form of Subscription Agreement (incorporated by reference from Annex A to the free writing prospectus of the Company filed with the SEC on the date hereof).

99.3	Press Release of the Company dated May 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: May 20, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant (incorporated by reference from Annex A to the free writing prospectus of the Company filed with the SEC in the date hereof).

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of May 19, 2009.

99.1	Placement Agent Agreement, dated as of May 19, 2009, by and between the Company and Boenning & Scattergood, Inc.

99.2	Form of Subscription Agreement (incorporated by reference from Annex A to the free writing prospectus of the Company filed with the SEC in the date hereof).

99.3	Press Release of the Company dated May 20, 2009.